U.S. Securities and Exchange Commission
                          Washington, D.C. 20549



                                  FORM 8-K



                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 15, 2001


                               RENTECH, INC.
          (Exact name of registrant as specified in its charter)

Colorado                      0-19260                       84-0957421
(State of incorporation)      (Commission File Number)   (IRS Employer
                                                    Identification No.)

1331 17th Street, Suite 720, Denver, Colorado 80202              80202
(Address of principal executive offices)                     (Zip Code)

                              (303) 298-8008
          (Registrant's telephone number, including area code)

                                   N/A
     (Former name or former address, if changed since last report)


Item 2.  Acquisition or Disposition of Assets.

     Rentech, Inc. has completed its acquisition of 56 percent of the outstanding stock of REN Corporation. The acquisition is effective as of August 1, 2001.

     Rentech paid a purchase price of $1,404,075, including direct acquisition costs of $19,471. The purchase price was paid in several installments over the past two and a half years, and was a sum negotiated between Rentech and REN on the basis of arm's-length negotiations. Rentech paid $623,900 in cash from its working capital and issued 400,000 shares of its restricted common stock to REN.

     Gary A. Roberts will remain as the president and a member of REN's board of directors. Four nominees of Rentech have been appointed to REN's seven-member board of directors.

     Rentech expects that REN will continue to conduct and expand its present business activities. REN manufactures computer-controlled testing equipment systems, and sells them on a custom-order basis to industrial manufacturers. The manufacturers use REN's test equipment for performing quality control in the manufacture of their respective products such as automatic hydraulic presses, transmissions, diesel fuel injection pumps and gearbox and power supply systems. REN's primary products have been automated test equipment for the fluid power industry.




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                                                    PAGE 2


     REN's primary assets are its operations facility in Stillwater, Oklahoma, computer hardware and software, and manufacturing tools and equipment.

     The stock purchase agreement is filed as an exhibit to this report.

Exhibit No.     Description of Exhibit
----------      ----------------------

(2)             Stock Purchase Agreement




                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 RENTECH, INC.



                                 By:  (signature)
                                      --------------------------------
                                      Ronald C. Butz, Vice President
Date:  October 29, 2001